Exhibit 99.1

Global EMS Solutions Jeffrey D. Buchanan Executive Vice President, CFO With Display Expertise

Included in this material are certain predictions, estimates and other forward-looking statements. They are subject to risks and uncertainties that could cause the actual results to differ materially. Such risks and uncertainties include customer and market concentration, increased competition, supplier difficulties, and other similar issues. These risks and uncertainties, as well as other important factors relating to our business, are described in the Company's filings with the SEC, including its 10K.

TFS: Who We Are Global EMS Ability, Local Agility Display and RF Expertise Financially Strong

TFS History and Transformation

Early 2002: Display Module Company: 1 Customer > 80% of sales
Significant cash commitment to Microdisplay development

Actions: 2002-2004

Broadened Display Offering:
- AVT for Large Displays
- Established Std. Products
- High Volume TFT Partner

Built on EMS roots:
- Bought ETMA
- Won Microtune
- Bought Unico
- Bought Integrex

Spun off Microdisplays to provide more focus

Results

EMS company with unique display expertise: 10 customers = 71% of sales

Key customers: Avocent (leader in KVM market), Kontron (leader in SBC market)

"EMS+Displays" has allowed strategic thrusts into Medical, Gaming, High Volume TFT Modules

EMS Capabilities 100% outsourced partner for Microtune RF Module Box Build US & Asia - Audited by IBM, DELL, HP/Compaq Advanced PCBA Low-volume in US - High-volume in Asia Prototype and NPI We work closely with customers through rollout Display Modules Custom, platform and standard configurations integrated with other manufacturing services

EMS Strategy Global Ability, Local Agility - Tier 2 global infrastructure - Tier 3 service - Global Supply Chain Management Low Volume in US - Mid and high-volume offshore Focus on Unique Capabilities - High degree of expertise in computing - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military - Continue push into medical, gaming, military

Display Capabilities Display Capabilities Display Capabilities TFS Standard Displays Standard and semi-custom character and graphic modules, color and monochrome TFS Small Format Displays Custom modules and display solutions based on STN, CSTN, TFT and OLED technologies TFS Large Format Displays Up to 40" AMLCDs, customized with touch screens, rack and panel mounting, input and electrical interfaces - with full service support electrical interfaces - with full service support electrical interfaces - with full service support electrical interfaces - with full service support electrical interfaces - with full service support

Display Strategy TFS Design Engineering and Marketing Input TFT Cell from LCD Company Standard Custom Flex Speaker Connector PCB Backlight Other Utilize Standard TFS Product + Customer Specific Requirements + TFS Design Expertise Platform Product Display-centric EMS Aligned with Market Trends

US Locations Phoenix Corporate headquarters Display design engineering Display sales and marketing EMS sales and program management Prototyping / NPI High mix / Low volume Audited & approved by IBM, DELL, HP/COMPAQ Seattle Customized flat panel displays Boston Phoenix Seattle Boston

Asian High-Volume Facilities PCBA / Box build manufacturing in Penang and Beijing EMS design services in Penang Display module manufacturing in Beijing RF module manufacturing in Manila Display design services in Beijing Prototyping & new product launch Owned facilities in Manila and Beijing Leased facility in Penang Combination high/low-volume & mix ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified ISO and QSR certified Manila Beijing Penang

Financials Financially Strong

Yearly Revenue Sales increased 84% in 2003 despite Motorola sales declining from $68 million in 2002 to $14 million in 2003. Increases came from + $66M PCBA and box build + $10M RF modules + $16M Standard displays + $24M Color display modules We expect significant growth in our EMS business this year as our display business moves through a transition to next generation technology. Forecast

2004 Revenue Mix Auto Computers Consumer Medical Industrial Telecom 0.06 0.48 0.08 0.1 0.11 0.17 Auto Computers Consumer Medical Industrial Telecom 0.07 0.5 0.12 0.12 0.15 0.05 First Quarter Second Quarter

Partial Customer List Partial Customer List Partial Customer List Partial Customer List HYPERCOM invensys(c) invensys(c)

Income Statement ($ million, except per share data) Non-recurring expenses occurred in Q1 and Q2, including inventory write offs and costs associated with integration of an acquisition. Gross margins are expected to be in the 4% to 6% range in the second half of 2004.

Balance Sheet ($ millions)

Cash Flow Includes purchase of Manila building for $4.1m ($ millions)

Significant Treasury Events Q2: Purchased Manila building and land rights for $4.1 million (cash) Q2: Obtained $10 million, one-year line of credit in US (Silicon Valley Bank) Q2: Obtained $2.4 million, one-year line of credit in Beijing (Hua Xia Bank) Q2: SEC declared effective a shelf offering of 6 million shares. These unissued shares can now be issued whenever the need arises. Q3 Estimated: Establish Penang line of credit. Q4 Estimated: Sale of Tempe building for approximately $10 million.

TFS Operating Model * This model is what the company expects to achieve at some point in the next 18 months. Sales driver: Off-shore business at medium to high volumes Margin drivers: Improved factory utilization FPD penetration in cellular, gaming and industrial Class 3 medical manufacturing The long-term model includes a mix of EMS margins at 8% to 12% and Display margins at 8% to 30%

Summary Cost-effective global manufacturing locations: Tier 2 infrastructure with Tier 3 service Prototype, NPI, PCBA, box build, RF, fulfillment service Financially strong, NYSE-traded company with good access to capital One-stop shopping for EMS and display services Design centers situated to support customer locations

Thank You